Exhibit 99.1

PFSweb Contact:
Mike Willoughby	Todd Fromer / Garth Russell
Chief Executive Officer	Investor Relations
or Thomas J. Madden	KCSA Strategic Communications
Chief Financial Officer	(212) 896-1215 / (212) 896-1250
(972) 881-2900	tfromer@kcsa.com / grussell@kcsa.com

Shin Nagakura Appointed to PFSweb Board of Directors

ALLEN, Texas, May 24, 2013 –PFSweb, Inc. (Nasdaq: PFSW), an international provider of end-to-end eCommerce solutions, today announced the appointment of Shin Nagakura to the Company’s Board of Directors. In addition, the Company announced that Timothy W. Murray, a non-employee Director, is retiring from the Board. The changes are effective immediately.

Mr. Nagakura is a Director of transcosmos inc. (TSE: 9715) (“TCI”), a leading Japanese business process outsourcing company. His appointment fulfills a condition of the strategic relationship that TCI and PFSweb entered into on May 15, 2013, which states that a TCI representative sit on PFSweb’s Board.

“Adding Mr. Nagakura to the Board is an important step in building and maximizing our relationship with transcosmos,” said Mike Willoughby, CEO of PFSweb. “His presence will help us execute on our goal to become a truly global end-to-end multi-channel eCommerce service provider. By combining our iCommerce solution with TCI’s market capabilities, we will not only create opportunities for PFSweb clients to enter the fast-growing Asian market, but also drive revenue growth by providing eCommerce services for Asian companies looking to expand into the U.S and Europe.”

Based in TCI’s Silicon Valley office, Mr. Nagakura brings over 15 years of experience investing in and advising technologies companies, including RealNetworks, Brightcove and AskJeeves. Prior to TCI, Mr. Nagakura worked for ten years at Recruit Co. Ltd., a leading Japanese publishing and Internet media and marketing services company Mr. Nagakura also serves on the Board of Directors of Merlin Information Systems, Ltd., an international provider of high quality, personalized IT and customer support solutions, and Become, Inc., a leader in electronic commerce and online comparison shopping. He graduated from Sophia University in Tokyo in 1986 with a B.A. in International Studies.

About PFSweb, Inc.

PFSweb is engaged by iconic brands to enable and manage customized eCommerce and omni-channel commerce initiatives. PFSweb’s iCommerce Hub(SM) technology ecosystem offers retailers a multi-channel order management system that allows partner/client data integration and international payment processing. PFSweb’s iCommerce Professional Service(SM) provides interactive marketing services, eCommerce web site development and support services, IT development services, content management, customer intelligence and relationship and account management services. PFSweb’s iCommerce Centers of Excellence(SM) provides global fulfillment and logistics, high-touch customer care, client financial services and technology hosting.

Together, PFSweb’s iCommerce Solutions allow for international reach and expertise in both direct-to-consumer and business-to-business initiatives. PFSweb supports organizations across multiple industries including Procter & Gamble, L’Oreal, LEGO, Columbia Sportswear, Sorel, Carter’s, AAFES, Riverbed, Ricoh, Hawker Beechcraft Corp, Roots Canada Ltd., Diageo, BCBGMAXAZRIA, BCBGENERATION and HERVÉ LÉGER BY MAX AZRIA. PFSweb is headquartered in Allen, TX with additional locations in Tennessee, Mississippi, Canada, Belgium, and the Philippines.

To find out more about PFSweb (NASDAQ: PFSW), visit the company’s website at http://www.PFSweb.com.

The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the three months ended March 31, 2013 identify certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual and Quarterly Reports of the Company and the Risk Factors described therein. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

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